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                                                                EXHIBIT 23(2)


                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (No. 33-60267) on Form S-8 of Rainbow Technologies, Inc., of our report dated February 16, 1995, with respect to the balance sheet of Mykotronx, Inc., as of December 31, 1994, and the related statements of earnings, shareholders' equity and cash flows for the year then ended, insofar as it relates to the data included in the consolidated financial statements and schedule of Rainbow Technologies, Inc., included in the 1996 Annual Report on Form 10-K.


                                                KPMG PEAT MARWICK LLP


Los Angeles, California
March 31, 1997